Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Registration Statement on Form S-1 of Aurora Innovation Inc. (formerly known as Reinvent Technology Partners Y) of our report dated July 8, 2021 relating to the financial statements of Apparate USA LLC, which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

San Francisco, California

November 3, 2021